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                                                                     Exhibit 4.4


                                         August 29, 2002



VIA CERTIFIED MAIL

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016-3572
Attention: Stock Transfer Department

The American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention: Stock Transfer Department

Dear Sir or Madam:

            This letter constitutes notice that Registrar and Transfer Company is removed as Rights Agent, and that The American Stock Transfer & Trust Company is appointed as the successor Rights Agent, pursuant to the Stockholders Rights Agreement dated as of July 27, 1995 between Alteon Inc. and Registrar and Transfer Company, as amended, as of the close of business on October 15, 2002.


                                                 Very truly yours,


                                                 /s/ Elizabeth O'Dell
                                                 ---------------------------
                                                 Elizabeth O'Dell
                                                 Vice President, Finance